UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 11, 2015

Commission File Number: 000-50768

ACADIA Pharmaceuticals Inc.

(Exact name of Registrant as specified in its charter)

Delaware	061376651
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

11085 Torreyana Road #100, San Diego, California 92121

(Address of principal executive offices)

858-558-2871

(Registrant’s Telephone number)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On March 11, 2015, Uli Hacksell, Ph.D. notified us of his resignation as our President and Chief Executive Officer and as a member of our Board of Directors. Dr. Hacksell’s resignation from our Board of Directors was effective immediately upon notice, and his resignation as our President and Chief Executive Officer became effective upon his entry into the executive employment transition agreement with us described below under subsection (e) of this report.

(c)

On March 11, 2015, in light of Dr. Hacksell’s resignation as our President and Chief Executive Officer, our Board of Directors appointed Stephen R. Davis to the position of interim Chief Executive Officer. Mr. Davis also continues to serve as our Executive Vice President, Chief Financial Officer and Chief Business Officer.

Mr. Davis, age 53, has served as our Executive Vice President, Chief Financial Officer and Chief Business Officer since July 2014. From May 2013 to June 2014, Mr. Davis served as Executive Vice President and Chief Operating Officer at Heron Therapeutics, Inc., where he led core business and finance functions and was instrumental in developing and implementing a new corporate strategy with a multi-program portfolio. From April 2010 to December 2013, Mr. Davis served as Vice President and Chief Operating Officer at Ardea Biosciences, Inc., where he oversaw business functions, including finance, commercial planning, and corporate development, and played a critical role in building and growing the company. Prior to joining Ardea, Mr. Davis served in numerous executive roles at Neurogen Corporation from 1994 to 2010, including Chief Executive Officer, Chief Operating Officer and Chief Financial Officer, completing multiple collaborations and product acquisitions with global pharmaceutical companies. Mr. Davis also currently serves on the Board of Directors of Heron Therapeutics and Synageva BioPharma Corp.

(e)

In connection with Dr. Hacksell’s resignation as our President and Chief Executive Officer, on March 11, 2015 we entered into an executive employment transition agreement with Dr. Hacksell. Pursuant to the agreement, and provided that Dr. Hacksell does not revoke his acceptance of the agreement, Dr. Hacksell provided us with a general release of claims and agreed to provide us with general consulting services as reasonably requested by us over a term of 18 months. In exchange for the general release and Dr. Hacksell’s consulting services over the term of the agreement, we have agreed to pay Dr. Hacksell an aggregate of $580,000, payable in equal monthly installments over the consulting term. In addition, within 10 days following the date on which the agreement is no longer revocable by Dr. Hacksell, we have agreed to pay Dr. Hacksell a lump-sum payment of $36,000.

Dr. Hacksell may terminate the agreement at any time, with or without cause. We may terminate the agreement upon Dr. Hacksell’s material breach that remains uncured for a period of 30 days.

This description of the foregoing executive employment transition agreement does not purport to be complete and is qualified in its entirety by reference to the agreement, a copy of which will be filed as an exhibit to our Quarterly Report on Form 10-Q for the quarter ending March 31, 2015.

On March 11, 2015, we issued a press release announcing the management transitions described above, which is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Press release dated March 11, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 11, 2015	ACADIA Pharmaceuticals Inc.

	By:	/s/ Glenn F. Baity
	Name:	Glenn F. Baity
	Title:	EVP, General Counsel & Secretary

Exhibit Index

Exhibit No.	Description

99.1	Press release dated March 11, 2015